Exhibit 99.2

HearMe Moves to OTC Bulletin Board

MOUNTAIN VIEW, Calif. (Aug. 14, 2001)—HearMe (Nasdaq: HEAR), today announced that its common stock has been delisted from the Nasdaq National Market but will be eligible to trade on the Over-the-Counter (OTC) Bulletin Board effective upon the opening of business on August 15, 2001. In connection with trading on the OTC Bulletin Board, the Company expects that its trading symbol will be HEAR.OB.

On July 30, 2001, HearMe announced plans for an orderly wind down of business operations. As part of the wind down efforts, the Company recently announced that it would not pursue a 10-for-1 reverse stock split and that it would withdraw its request for review of a NASD staff determination to discontinue trading of the Company's common stock on the Nasdaq National Market based on the Company's minimum bid price.

HearMe does not expect the move to the OTC Bulletin Board to have any impact on its day-to-day operations. The Company's Board of Directors is currently in the process of reviewing a wind down plan which, upon approval, will be presented for stockholder vote.

About HearMe

HearMe (Nasdaq: HEAR) develops VoIP application technologies that deliver increased productivity and flexibility in communication via next generation communications networks. The Company's PC-to-phone, phone-to-phone, and PC-to-PC VoIP application platform offers innovative technology and turnkey applications that simplify the process of bringing differentiated, enhanced communications services to market. Communications services supported or enhanced by HearMe technology include VoIP-based conferencing, VoIP Calling, and VoIP-enabled customer relationship management (CRM). Founded in 1995, HearMe is located in Mountain View, Calif., and is located on the Internet at www.hearme.com.

Except for the historical information contained herein, the matters discussed in this news release are forward-looking statements and may include words such as "anticipates," "believes," "plans," "expects," "future," "intends" and similar expressions. These forward-looking statements are not guarantees of future performance and are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed or forecasted in such forward-looking statements. No assurance can be given that HearMe will be successful in pursuing a sale of its assets, or that an orderly winding-down of HearMe's operations would actually increase stockholder value or result in any remaining capital for distribution to stockholders. HearMe may not be able to find qualified buyers for its assets. Furthermore, because many of HearMe's assets, particularly its intellectual property, will decline in value over time, HearMe may not be able to consummate the sale of these assets in time to generate meaningful value. We expect to recognize little or no revenue following this announcement, other than revenue recognized from the sale of any assets. HearMe may not be able to negotiate a settlement of all of its obligations to creditors. These include, without limitation, long term contractual obligations associated with facilities leases and business agreements with third parties. In addition, there can be no assurance regarding HearMe's current expectations about the trading of its Common Stock or its eligibility for continued trading on the OTC Bulletin Board. Other potential risks and uncertainties include, without limitation, the risk that anticipated plans or timing may change, our ability to retain key employees through the wind down period; our ability to support our customers; delay and/or additional costs associated with any sale of technology assets; costs incurred if the sale of any assets is terminated due to HearMe's failure to obtain stockholder approval for such sale; material contingencies provided for in a sale of assets; amendment, delay in implementation or termination of any plan to wind down HearMe's business; delisting of HearMe stock from the Nasdaq National Market; litigation arising as a result of HearMe's plan to wind down its operations; and changing legislation and government regulation. These and other risk factors are or will be described in detail in HearMe's Annual Report on Form 10-K/A for the period ended December 31, 2000, Form 10-Q for the period ended March 31, 2001, and in HearMe's other filings with the Securities and Exchange Commission. HearMe does not undertake any obligation to publicly update any forward-looking statements to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

HearMe is a trademark of HearMe. All other products or service names mentioned herein are trademarks of their respective owners.

Contact:

    HearMe
    Paula Fujimoto, 650/429-3778
    investor_relations@hearme.com
    press@hearme.com